Exhibit 21.1

Subsidiaries of the Registrant

DOMESTIC

Entity	Jurisdiction of Formation
TripAdvisor Holdings, LLC	MA
TripAdvisor LLC	DE
Beeem Inc.	DE
FlipKey, Inc.	DE
Vacation Home Rentals, Inc.	DE
GateGuru Inc.	DE
Global Motion Media, Inc.	DE
Oyster Travel Corporation	DE
Smarter Travel Media LLC	NV
Jetsetter, Inc.	DE
Viator, Inc.	DE
The Independent Traveler, Inc.	NJ
TripAdvisor APAC Holdings Corp.	DE
TripAdvisor GP1 LLC	DE
TripAdvisor GP2 LLC	DE
TripAdvisor Finance LLC	DE
TripAdvisor LP2 LLC	DE
TripAdvisor Securities Corporation	MA
Wanderfly, Inc.	DE
ZeTrip, Inc.	DE
CityMaps, Inc.	DE

INTERNATIONAL

Entity	Jurisdiction of Formation
TripAdvisor UK1 LP	United Kingdom
TripAdvisor UK2 LP	United Kingdom
Viator Systems Pty Limited	Australia
Viator Limited	United Kingdom
TripAdvisor Canada Corp.	Canada
TripAdvisor Travel India Private Limited	India
TripAdvisor UK Holdco, Ltd	United Kingdom
TripAdvisor Limited	United Kingdom
Holiday Lettings (Holdings) Ltd.	United Kingdom
Holiday Lettings Ltd.	United Kingdom
HouseTrip SA	Switzerland
HouseTrip Limited	United Kingdom
Tortoise Software Limited	United Kingdom
TripAdvisor Australia Pty. Ltd.	Australia
TripAdvisor GmbH	Germany
TripAdvisor France SAS	France
TripAdvisor Italy Srl	Italy
TripAdvisor Spain S.L.	Spain
Guia de Apartamentos Niumba, S.L.	Spain
TripAdvisor Cayman Holdings II Limited	Cayman
TripAdvisor Argentina SRL	Argentina
TripAdvisor Consultoria En Publicidade de Viagens e Turismo Ltda.	Brazil
TripAdvisor Ireland Ltd	Ireland
Jetsetter UK Holdings Limited	United Kingdom
Jetsetter UK Limited	United Kingdom
TripAdvisor FZ-LLC	Dubai

Entity	Jurisdiction of Formation
TripAdvisor LF Holdings (France) SAS	France
TripAdvisor (Barbados) Srl	Barbados
TA LF Australia Pty Limited	Australia
Dimmi Pty Ltd	Australia
BestTables Marketing e Servicos de Restauracao S.A.	Portugal
Best Tables Brazil Internet Servicos de Informacao e Technologia Ltda.	Brazil
Best Tables II Portugal, Unipessoal Lda.	Portugal
La Fourchette SAS	France
La Fourchette Espana S.L.	Spain
LaFourchette Swiss SA	Switzerland
Sneat SAS	France
La Fourchette (Belgium) SA	Belgium
La Fourchette Elektronik Iletisim Tanitim Pazarlama Sanayi Ve Ticaret Anonim Sirketi	Turkey
La Fourchette Netherlands B.V.	The Netherlands
IENS Independent Index B.V.	The Netherlands
Couverts Reserveren B.V.	The Netherlands
LaFourchette Italy SRL	Italy
LaFourchette Sweden AB	Sweden
La Fourchette (UK) Ltd.	United Kingdom
TripAdvisor K.K.	Japan
TripAdvisor Singapore Private Limited	Singapore
TripAdvisor Korea Co., Ltd.	Korea
TripAdvisor Hong Kong Limited	Hong Kong
TripAdvisor China Cayman Holdings Limited	Cayman
TripAdvisor Consulting Services (Beijing) Co. Ltd	China
Tuqu Net Information Technology (Beijing) Co., Ltd. (beneficial ownership)	China
Beijing Tuqu International Travel Service Co., Ltd. (beneficial ownership)	China